                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of Earliest Event Reported)   October 15, 1996
                                                    ----------------



                          BOSTON LIFE SCIENCES, INC.
           ---------------------------------------------------------
            (Exact name of registrant as specified in its charter)


         Delaware                    0-6533                      87-0277826
---------------------                ------                 --------------------

(State or other jurisdiction   (Commission File No.)         (I.R.S. Employer
    of incorporation or                                     Identification No.)
       organization)


33 Newbury Street, Suite 300
Boston, Massachusetts                                              02116
----------------------------------------                         ----------
(Address of principal executive offices)                          Zip Code


Registrant's telephone number, including area code  (617)  425-0200
                                                    ---------------
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Item 5.     Other Events.
            -------------


On October 15, 1996, Boston Life Sciences, Inc., a company engaged in the research and development of novel treatments for cancer, autoimmune diseases, and central nervous system disorders, announced that the Company had received notices of allowance for two patent applications licensed from Children's Hospital and Harvard University. The notice of allowances pertain to patent applications covering the Company's Central Nervous System growth factor, Axogenesis Factor 1 (AF1), and the use of transcription factors to control the expression of MHC Class II molecules for the potential treatment of autoimmune diseases.

These notices of allowances strengthen the company's position in these two important areas. The allowed patent on transcriptional control of MHC Class II molecules, together with the recent licensing of patent applications covering C-maf and NIP-45, positions the Company as a potential leader in the field of immune system regulation. The Company is hopeful that its licenses to and development of these important discoveries will eventually yield novel products for the treatment of autoimmune diseases and allergies. The Company believes that AF1 is a potential treatment for stroke and spinal cord injuries. The Company continues to make substantial preclinical development progress with AF1 and hopes to be able to begin to bring it into human clinical testing in 1998.



Item 8      Exhibits.
            --------

     The following Exhibits are filed as part of this report on Form 8-K

     99.1      Press Release, dated October 15, 1996.
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                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

                                        BOSTON LIFE SCIENCES, INC.

Dated:  October 22, 1996                        By: /s/ Joseph Hernon
                                                     ------------------
                                             Joseph Hernon
                                             Chief Financial Officer
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                          BOSTON LIFE SCIENCES, INC.

                          CURRENT REPORT ON FORM 8-K

                                 EXHIBIT INDEX

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Exhibit No.                                                      Page
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99.1           Press Release, dated October 15, 1996                5
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